UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

NATE'S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15061 Springdale, Suite 113,

Huntington Beach, California 92649

(Address of principal executive offices) (zip code)

(661) 418-7842

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

(1)	On June 23, 2015, the Company provided an update stating that the Company's goal was to have its Phase 3 completed by the factory by the end of the 4th quarter 2015. The Company and the factory are on track for Phase 3 to be completed by the end of the 4th quarter of 2015. Once the Company's Phase 3 has been completed at the factory it will be able to begin producing product for retail clients.

(2)	The Company's factory is currently preparing a new room for the Company's equipment with the goal of obtaining a certification to a GFSI recognized standard. This is Phase 4 of the Company's transition to ABCO. The goal is once the GFSI standard has been meet then each store would not have to perform their own individual audit at the factory. Currently, the Company expects the GFSI audits to be completed within 6-9 months. Although, the factory's decision of obtaining a certification to a GFSI recognized standard slows the process down it provides a better long term solution for the Company since once the standard has been meet then the Company's retailers would not need to perform their own audits at the factory.

(3)	The Company has been working with a sales and marketing consultant that for the past 2 months that has been leading the discussions regarding funding and managing the sales and marketing of the Nate's Homemade product line. The consultant has prepared a detailed presentation to begin to narrow the focus on the terms of the deal between the parties.

(4)	As part of the on-going discussions to lower the cost to produce product and in conjunction with the discussions our sales and marketing consultant has had, the Company has begun looking at changing the can from the current nitrogen gassed piston can to a CO2 top gassed can. The change to the CO2 top gassed can would reduce the cost of the can by almost 70%.

(5)	On July 24, 2015, the Company received financing in the amount of $80,000 from TypenexCo-Investment, LLC. The $80,000 bears an 8% interest and matures in ten months. The holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount in to fully paid and non-assessable shares of Common Stock. Conversion price is 65% of the lowest trade occurring during the 20 consecutive trading days immediately preceding the conversion date. The Company will make automatic installment payments beginning 180 days from closing (which occurred July 24, 2015) and continuing in equal installments for the next 3 months (for a total of 4 payments) or until the balance is paid in full. If the installment payments are paid in stock of the company the conversion price will be 55% of the average of the three lowest closing bid prices for the 15 previous consecutive trading days prior to the payment date. The Company may prepay the note at any time at an amount equal to 120% of the outstanding principal and the accrued and unpaid interest.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate's Food Co.

Dated: July 30, 2015	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO